Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK OF
JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for common stock (the “Shares”) of John Hancock Patriot Premium Dividend Fund II are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, September 23, 2008, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m. New York City time on the Expiration Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Depositary: MELLON INVESTOR SERVICES LLC

Facsimile Copy Number:
1-201-680-4626

To Confirm Receipt of Notice of Guaranteed Delivery and Facsimile Transmission:
1-201-680-4860

For Account Information Call:
From within the U.S., Canada or Puerto Rico:
1-877-289-0135 (toll free)
From outside the U.S:
1-201-680-6579 (collect)

By First Class Mail, By Overnight Courier, By Hand:

By First Class Mail: Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606

By Registered Certified

or Express Mail

or Overnight Courier:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Boulevard

Mail Drop – Reorg

Attn: Reorganization Dept., 27th Floor

Jersey City, NJ 07310

By Hand: Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop - Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to John Hancock Patriot Premium Dividend Fund II (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 26, 2008 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:
Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:	☐ The Depository Trust Company
Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

Dated: _______________________, 2008

Signature(s) ___________________________________

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New Yo`k Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Tr ansmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm: _______________________________	___________________________________________ Authorized Signature
Address: ___________________________________ ___________________________________________	Name: _____________________________________ (please print)
Title: ______________________________________
Area Code and Tel. No.: ___________________	Dated: _______________________________, 2008

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.